EXHIBIT 23.1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Wintrust Financial Corporation 1997 Stock Incentive Plan and Village Bancorp, Inc. 1998 Omnibus Stock Incentive Plan of our report dated February 13, 2004, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                 /s/  Ernst & Young LLP

Chicago, Illinois
June 30, 2004